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                                                                      Exhibit 21


                             CT COMMUNICATIONS, INC.
                                AND SUBSIDIARIES

                           SUBSIDIARIES OF THE COMPANY



               NAME                                 STATE OF INCORPORATION
               ----                                 ----------------------

The Concord Telephone Company                               North Carolina
CTC Long Distance, Services, Inc.                           North Carolina
CT Cellular, Inc.                                           North Carolina
Carolina Personal Communications, Inc.                      North Carolina
CT Wireless Cable, Inc.                                     North Carolina
CTC Exchange Services, Inc.                                 North Carolina
CT Global Telecommunications, Inc.                                Delaware
CTC Internet, Inc.                                          North Carolina
CT Communications Northeast Trust                            Massachusetts
CT Communications Northeast, Inc.                            Massachusetts
CT Communications Northeast Wireless Trust                   Massachusetts
WaveTel, LLC                                                      Delaware
WebServe, Inc.                                              North Carolina